UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

INFORMATION REQUIRED IN PROXY STATEMENT

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CEDAR REALTY TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 27, 2020

On April 29, 2020, Cedar Realty Trust, Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission regarding its Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 27, 2020 at 10:00 a.m. (Eastern Time). The following information, including the accompanying press release, supplements and relates to that proxy statement.

On May 18, 2020, consistent with the Company’s previous disclosure in its Notice of Annual Meeting and proxy statement, the Company issued the accompanying press release to announce that the format of the Annual Meeting has changed from an in-person format to a virtual only format, and to provide information as to how shareholders can participate in the Annual Meeting. This supplement is being filed with the Securities and Exchange Commission and made available to shareholders on May 18, 2020. This supplement should be read in conjunction with the proxy statement.

May 18, 2020

Cedar Realty Trust Announces Virtual 2020 Annual Meeting of Shareholders

NEW YORK CEDAR REALTY TRUST, INC. (NYSE: CDR) announced today that, due to the public health impact of COVID-19, the Company will hold its 2020 Annual Meeting of Shareholders in a virtual meeting format only, via audio webcast. The previously announced date and time of the meeting, May 27, 2020 at 10:00 a.m. EST, will not change.

As described in the proxy materials for the Annual Meeting, shareholders are entitled to participate in the Annual Meeting if they were a shareholder as of the close of business on April 20, 2020, the record date. Regardless of whether you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

To participate in the virtual 2020 Annual Meeting, you will need to access www.virtualshareholdermeeting.com/CDR2020 and enter the 16-digit control number found on your proxy card, voting instruction form, Notice of Annual Meeting or email transmitting proxy materials, unless otherwise instructed. The proxy card, voting instruction form, Notice of Annual Meeting and email transmitting proxy materials that were previously distributed will not be updated to reflect the change in meeting format. Additional details regarding how to participate in the Annual Meeting can be accessed at the Company’s website, www.cedarrealtytrust.com.

About Cedar Realty Trust

Cedar Realty Trust, Inc. is a fully-integrated real estate investment trust which focuses on the ownership, operation and redevelopment of grocery-anchored shopping centers in high-density urban markets from Washington, D.C. to Boston. The Company’s portfolio (excluding properties treated as “held for sale”) comprises 55 properties, with approximately 8.3 million square feet of gross leasable area.

For additional financial and descriptive information on the Company, its operations and its portfolio, please refer to the Company’s website at www.cedarrealtytrust.com.

Contact Information:

Cedar Realty Trust, Inc.

Philip R. Mays

Executive Vice President, Chief Financial Officer and Treasurer

(516) 944-4572